                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               Riviana Foods Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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
RIVIANA FOODS INC.             2777 ALLEN PARKWAY, HOUSTON, TEXAS 77019-2141
                               TEL. (713) 529-3251



                               September 17, 2001



To the Stockholders of Riviana Foods Inc.:

         The Annual Meeting of Stockholders of Riviana Foods Inc. will be held at the Riviana Building, Plaza I, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., Central Time, on Wednesday, October 17, 2001.

         A Notice of Annual Meeting of Stockholders, proxy and Proxy Statement, which contains information about the matters to be acted upon at the Annual Meeting, are enclosed. The Company's 2001 Annual Report, which is not a part of the enclosed Proxy Statement, is also enclosed and provides additional information regarding the financial results of the Company in fiscal year 2001. Holders of the Company's Common Stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

         All stockholders of the Company are cordially invited to attend the Annual Meeting. If you cannot attend, please assist us in preparing for the Annual Meeting by promptly completing, signing, dating and returning your proxy. Even though you return your completed and signed proxy, you still will retain the right to revoke your proxy designation at any time prior to the Annual Meeting and vote in person if you wish. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                     Very truly yours,


                                     /s/ FRANK A. GODCHAUX III


                                     Frank A. Godchaux III
                                     Chairman of the Board




         WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                               RIVIANA FOODS INC.
                               2777 ALLEN PARKWAY
                            HOUSTON, TEXAS 77019-2141



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD OCTOBER 17, 2001


To the Stockholders of Riviana Foods Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Riviana Foods Inc. (the "Company") will be held at the Riviana Building, Plaza I, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., Central Time, on Wednesday, October 17, 2001, for the following purposes:

         1. To elect eleven persons to serve as directors until the 2002 annual meeting of stockholders and until their successors have been elected and have qualified;

         2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 30, 2002; and

         3. To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

         Stockholders of record at the close of business on September 12, 2001 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. All stockholders of the Company are cordially invited to attend the Annual Meeting. Those who will not attend and who wish their shares voted are requested to complete, sign, date and return promptly the enclosed proxy for which a stamped return envelope is provided.

                                        By Order of the Board of Directors


                                        /s/ ELIZABETH B. WOODARD


                                        Elizabeth B. Woodard
                                        Secretary

Houston, Texas
September 17, 2001







         WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                               RIVIANA FOODS INC.
                               2777 ALLEN PARKWAY
                            HOUSTON, TEXAS 77019-2141


                                 PROXY STATEMENT


                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Riviana Foods Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Riviana Building, Plaza I, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., Central Time, on Wednesday, October 17, 2001, or at any adjournment or adjournments thereof (such meeting and any adjournments thereof collectively referred to as the "Annual Meeting"). Copies of the Notice of Annual Meeting of Stockholders, proxy and Proxy Statement are being mailed to stockholders on or about September 21, 2001.

         In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by the officers, directors and employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their expenses. The cost of solicitation of proxies will be borne by the Company.

         A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 2777 Allen Parkway, Houston, Texas 77019-2141, Attention: Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the proposals set forth in this Proxy Statement and for the nominees for the Board of Directors of the Company named in Proposal No. 1 of this Proxy Statement. A majority of the outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

         At the date of this Proxy Statement, management of the Company does not know of any business to be presented at the Annual Meeting other than those matters which are set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

         COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

         The Board of Directors has fixed the close of business on September 12, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the record date there were outstanding 14,046,623 shares of Common Stock and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on the record date for each proposal to be presented at the Annual Meeting.

         The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of September 12, 2001, unless otherwise specified, by (a) each named executive officer and director, (b) all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock and (c) all directors, nominees for director and executive officers of the Company as a group:

                                                                                         AMOUNT AND
                                                                                          NATURE OF
                                                                                          BENEFICIAL     PERCENT
NAME OF BENEFICIAL OWNER                                                                  OWNERSHIP     OF CLASS
------------------------                                                                 -----------    --------
Joseph A. Hafner, Jr..................................................................     991,418(1)      7.1%
  P.O. Box 2636
  Houston, Texas 77252-2636
W. David Hanks........................................................................     259,000(2)      1.8
E. Wayne Ray, Jr......................................................................      84,000           *
Ranvir B. Mohindra....................................................................      60,000           *
Christopher L. Haines.................................................................      35,000           *
Frank A. Godchaux III.................................................................     800,000(3)      5.7
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Charles R. Godchaux...................................................................   5,412,260(4)     38.5
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Frank K. Godchaux.....................................................................   4,940,627(5)     35.2
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Leslie K. Godchaux....................................................................   4,965,827(6)     35.4
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
W. Elton Kennedy......................................................................     123,000(7)        *
E. James Lowrey.......................................................................      12,000           *
Theresa G. Payne......................................................................   4,940,567(8)     35.2
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Patrick W. Rose.......................................................................       3,000(9)        *
Thomas B. Walker, Jr..................................................................      80,000(10)       *
Abbeville Family Partnership, L.P.....................................................   4,916,627(11)    35.0
  P.O. Box 269
  Abbeville, Louisiana 70511-0269
All directors, nominees for director and executive officers as a group
  (23 persons)........................................................................   8,117,832(12)    57.8
Fidelity Management & Research Company................................................     875,500(13)     6.2
  82 Devonshire Street
  Boston, Massachusetts 02109-3614

*  Less than 1.0%

(1)  Includes (a) 321,866 shares owned beneficially and of record by Mr. Hafner,
     (b) 5,136 shares owned of record by a custodian for the benefit of Mr. Hafner's minor child, which custodian exercises sole voting and investment authority with respect to said shares and as to which Mr. Hafner disclaims beneficial ownership, (c) 308,208 shares held in trust for the benefit of Mr. Hafner as to which he exercises sole voting and investment authority,
     (d) 308,208 shares held in trust for the benefit of Mr. Hafner's wife as to which she exercises sole voting and investment authority and as to which Mr. Hafner disclaims beneficial ownership and (e) 48,000 shares held in various trusts, as to 24,000 shares of which Mr. Hafner exercises sole voting and investment authority, and as to 24,000 shares of which he shares voting and investment authority with a co-trustee.


                                         (Footnotes continued on following page)

(2) Includes (a) 255,000 shares owned beneficially and of record by Mr. Hanks and (b) 4,000 shares owned of record by his wife in her capacity as custodian for the benefit of Mr. Hanks' children, as to which she as custodian exercises sole voting and investment authority, and as to which Mr. Hanks disclaims beneficial ownership.

(3) Includes (a) 500,000 shares owned beneficially and of record by Mr. F.A. Godchaux and (b) 300,000 shares owned of record by Mr. F.A. Godchaux's wife who exercise sole voting and investment authority with respect thereto, and as to which Mr. F.A. Godchaux disclaims beneficial ownership. The amount in the table excludes 372,818 shares owned of record by a limited partnership, as to which the three general partners share voting and investment authority, and with respect to which Mr. F.A. Godchaux has a limited partnership interest and an indirect ownership interest in his capacity as a shareholder of a corporate general partner of the limited partnership.

(4) Includes (a) 492,133 shares owned beneficially and of record by Mr. C.R. Godchaux, (b) 3,500 shares owned beneficially and of record by Mr. C.R. Godchaux's wife who exercises sole voting and investment authority with respect thereto, and as to which Mr. C.R. Godchaux disclaims beneficial ownership and (c) 4,916,627 shares owned of record by a limited partnership, with respect to which Mr. C.R. Godchaux, in his capacity as President of a corporate general partner of the limited partnership, shares voting and investment authority with two other general partners. The amount in the table excludes 12,000 shares held in various trusts for the benefit of Mr. C.R. Godchaux, as to which the respective trustees of said trusts exercise sole voting and investment authority.

(5) Includes (a) 24,000 shares held in trusts as to which Mr. F.K. Godchaux exercises sole voting and investment authority in his capacity as trustee and (b) 4,916,627 shares owned of record by a limited partnership with respect to Mr. F.K. Godchaux, in his capacity as President of a corporate general partner of the limited partnership, shares voting and investment authority with two other general partners. The amount in the table excludes 408,200 shares owned of record by a limited partnership, as to which three general partners share voting and investment authority, and with respect to which Mr. F.K. Godchaux has a limited partnership interest and an indirect ownership interest in his capacity as a shareholder of a corporate general partner of the limited partnership.

(6) Includes (a) 13,200 shares owned beneficially and of record by Ms. L.K. Godchaux, (b) 4,916,627 shares owned of record by a limited partnership, in which Ms. L.K. Godchaux is a general partner and (c) 36,000 shares held in various trusts, as to 12,000 shares of which Ms. L.K. Godchaux exercises sole voting and investment authority, and as to 24,000 shares of which she shares voting and investment authority with a co-trustee.

(7)  Includes (a) 94,000 shares owned beneficially and of record by Mr. Kennedy,
     (b) 9,800 shares owned of record by Mr. Kennedy's wife who exercises sole voting and investment authority with respect thereto, and as to which Mr. Kennedy disclaims beneficial ownership and (c) 19,200 shares held in trust for the benefit of Mr. Kennedy's children, as to which he exercises sole voting and investment authority as trustee.

(8)  Includes (a) 12,000 shares owned beneficially and of record by Mrs. Payne,
     (b) 11,940 shares held in a trust as to which Mrs. Payne exercises sole voting and investment authority in her capacity as trustee and (c) 4,916,627 shares owned of record by a limited partnership with respect to which Mrs. Payne, in her capacity as Chairman of the Board of a corporate general partner of the limited partnership, shares voting and investment authority with two other general partners.

(9) Includes 3,000 shares held in a family trust, as to which Mr. Rose shares voting and investment authority with a co-trustee.

(10) Includes 80,000 shares owned by a limited partnership in which Mr. Walker is a general partner.

(11) Voting and investment authority of shares owned by Abbeville Family Partnership, L.P. is exercised by Mr. C.R. Godchaux, Mr. F.K. Godchaux, Ms. Godchaux and Mrs. Payne, who are direct or indirect general partners of the partnership. See notes (4), (5), (6) and (8).

(12) Notes (1), (2), (3), (4), (5), (7), (8), (9) and (10) apply. (13) As of
     June 30, 2001.

                      PROPOSAL NO.1- ELECTION OF DIRECTORS

GENERAL

         Eleven directors are to be elected at the Annual Meeting. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named as a nominee below unless authority to vote in the election of directors is withheld on such proxy. If, for any reason, at the time of the election any of such nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. Directors are elected by a plurality of votes cast at the Annual Meeting. Pursuant to the Company's Bylaws, any nomination of other persons to be elected as directors at the Annual Meeting may only be made by a stockholder who (a) is the record or beneficial owner of at least $1,000 in market value of the Common Stock, (b) has held such Common Stock for at least one year and (c) continues to hold such Common Stock through the date on which the Annual Meeting is held, and the nomination must be received at the Company's principal business office not less than 120 calendar days in advance of the date of the Company's notice sent to stockholders for the previous year's annual meeting of stockholders.

         Unless otherwise specified, all properly executed proxies received by the Company will be voted for the election of Frank A. Godchaux III, Charles R. Godchaux, Frank K. Godchaux, Joseph A. Hafner, Jr., W. David Hanks, E. Wayne Ray, Jr., W. Elton Kennedy, E. James Lowrey, Theresa G. Payne, Patrick W. Rose and Thomas B. Walker, Jr. to hold office until the 2002 annual meeting of stockholders and until each of their respective successors is elected and qualified.

                THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

         The following table sets forth the name and age of each nominee listed in the enclosed form of proxy, the year the nominee became a director of the Company or the Company's predecessors and the nominee's principal position with the Company.

                                                               DIRECTOR
                    NAME                             AGE         SINCE                  POSITION
                    ----                             ---       --------                 --------
           Frank A. Godchaux III...................   74         1965           Chairman of the Board of Directors
           Charles R. Godchaux.....................   70         1965           Vice Chairman of the Board of Directors
           Frank K. Godchaux.......................   39         2000           Director
           Joseph A. Hafner, Jr....................   56         1986           President, Chief Executive Office and
                                                                                    Director
           W. David Hanks..........................   56         1986           Executive Vice President, Assistant
                                                                                    Secretary and Director
           E. Wayne Ray, Jr........................   60         1986           Vice President, Chief Financial Officer,
                                                                                    Treasurer and Director
           W. Elton Kennedy........................   55         1986           Director
           E. James Lowrey.........................   73         1994           Director
           Theresa G. Payne........................   47         1994           Director
           Patrick W. Rose.........................   59         1995           Director
           Thomas B. Walker, Jr....................   77         1986           Director

         Frank A. Godchaux III has served as Chairman of the Board since 1965 and has served as a consultant to the Company since 1985. Mr. F.A. Godchaux also manages personal and family investments and is a director of Sysco Corporation.

         Charles R. Godchaux has served as Vice Chairman of the Board and Chairman of the Executive Committee since 1986. Mr. C.R. Godchaux served as an executive officer of the Company from 1956 to June 1994, when he retired as an employee and was retained as a consultant to the Company.

         Frank K. Godchaux has managed personal investments for the past five years and has been a Director since 2000.

         Joseph A. Hafner, Jr. has been with the Company since 1972 and has served as President since 1980 and Chief Executive Officer since 1984. Mr. Hafner has been a Director since 1986.

         W. David Hanks was with the Company from 1974 until 1982 and has served as Executive Vice President and a Director since 1986 when he rejoined the Company. Mr. Hanks has served as Assistant Secretary since 1991.

         E. Wayne Ray, Jr. has been with the Company since 1966 and has served as Vice President, Chief Financial Officer, Treasurer and a Director since 1986.

         W. Elton Kennedy serves as President of Kennedy Rice Dryers, Inc. and Riceland Properties, Inc., both based in Mer Rouge, Louisiana. Mr. Kennedy also serves as a director of a division of Regions Bank of Louisiana and President of Delta Land and Farm Management Company, Inc. Mr. Kennedy has been a Director since 1986.

         E. James Lowrey served as Executive Vice President - Finance and Administration of Sysco Corporation for over five years until his retirement in 1993. Since that time, Mr. Lowrey has managed personal investments. Mr. Lowrey was a Director of Sysco Corporation for twelve years and currently is a director of Profit Recovery Group International, Inc. and Victory Packing Company.

         Theresa G. Payne manages personal investments and has been a Director since 1994.

         Patrick W. Rose was a director of Van Camp Seafood Company, Inc. and was Chairman of the Board, President and Chief Executive Officer until his retirement in 1997. Mr. Rose manages personal investments and is also a Director of International House of Pancakes, Inc. Mr. Rose has been a Director since 1995.

         Thomas B. Walker, Jr. is a senior director of The Goldman Sachs Group, Inc., an investment banking firm, and manages personal and family investments. Mr. Walker is also a director of NCH Corporation. He has been a Director since 1986.

         Frank A. Godchaux III and Charles R. Godchaux are brothers. Frank K. Godchaux is the son of Frank A. Godchaux III, and Theresa G. Payne is the daughter of Charles R. Godchaux.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the Company's last fiscal year, the Board of Directors held four meetings. The Board of Directors has an Executive Committee, Audit Committee, and Compensation and Stock Option Committee. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which the director serves.

         The Executive Committee, which is composed of Frank A. Godchaux III, Charles R. Godchaux, Joseph A. Hafner, Jr., W. David Hanks, E. James Lowrey and Thomas B. Walker, Jr., did not hold any meetings during the last fiscal year. The Executive Committee has the authority to exercise all powers of the Board of Directors in the management of the business and affairs of the Company during intervals between meetings of the Board of Directors, except that it has no authority to propose amendments to the Restated Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's assets or its dissolution, or amend the Bylaws.

         The Audit Committee, which is composed of W. Elton Kennedy, E. James Lowrey and Patrick W. Rose, met on three occasions during the last fiscal year. The Audit Committee meets with appropriate financial and legal personnel of the Company and the independent public accountants to review the internal controls of the Company and to review its financial reporting. The Audit Committee also recommends to the Board of Directors the appointment of the independent public accountants to serve as auditors in examining the financial statements of the Company. The Audit Committee is charged with the responsibility of reviewing and overseeing all material transactions and material proposed transactions between the Company and one or more of its directors or executive officers, or their affiliates, with a view to assuring that all such transactions will be on terms no less favorable to the Company than would be available with unaffiliated third parties. The Board of Directors adopted and approved a formal written charter of the Audit Committee in May 2000 that is reviewed and assessed annually and is attached to this Proxy Statement as Appendix A. The Audit Committee's report to stockholders is set forth below.

         With the exception of Mr. Kennedy, the Audit Committee is composed of independent directors. Mr. Kennedy does not meet the definition of independence as stated by the rules of the Nasdaq Stock Market because he is a controlling shareholder of a for-profit business organization to which the Company made payments during the last fiscal year that exceed 5% of that organization's consolidated gross revenues. The Board of Directors has evaluated the above-described non-independent relationship and has determined, in its business judgment, that the best interests of the Company and its stockholders require Mr. Kennedy's appointment to the Audit Committee. He has served on the Board of Directors and the Audit Committee since 1986 and has extensive industry and financial expertise. The Board of Directors has determined, in its business judgment, that the relationship does not interfere with the director's exercise of independent judgment.

         The Compensation and Stock Option Committee, which is composed of E. James Lowrey, Patrick W. Rose and Thomas B. Walker, Jr., met on two occasions during the last fiscal year. The Compensation and Stock Option Committee (a) makes recommendations to the Board of Directors concerning the election of the Company's officers, (b) reviews the employee compensation and benefit plans and sets the compensation for officers of the Company, (c) awards bonuses to officers of the Company, (d) assumes responsibility for all broad-based compensation and benefit programs of the Company and (e) administers the Company's Employee Stock Option Plan.

AUDIT COMMITTEE REPORT

         The Audit Committee conducted its oversight activities for the Company in accordance with the duties and responsibilities outlined in its charter. The Audit Committee reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements, and has discussed with the Company's independent auditors, Arthur Andersen LLP, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, the matters required to be discussed under Statement on Auditing Standards No. 61 (Communication With Audit Committees).

         In addition, the Audit Committee has discussed with the independent auditors, the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and considered whether the provision of non-audit services to the Company by Arthur Andersen LLP is compatible with maintaining that firm's independence.

         The Audit Committee discussed with the Company's management and independent auditors the overall scope and plans for their audit. The Audit Committee also reviewed all fees paid to the independent auditors which are described at the end of this report.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended July 1, 2001, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended to stockholders the election of Arthur Andersen LLP as the Company's independent auditors for fiscal 2002.

                                 Audit Committee

                            E. James Lowrey, Chairman
                                W. Elton Kennedy
                                 Patrick W. Rose

INDEPENDENT AUDITORS' FEES

         For its fiscal year 2001 services, the Company paid Arthur Andersen LLP the following fees:

                  Audit Fees: $495,500 for services rendered for the review of the Company's quarterly financial statements and audit of the Company's annual financial statements for fiscal year 2001, including all statutory audits.

                  Financial Information Systems Design and Implementation Fees:
                  $121,400 for services rendered in connection with the design or implementation of software.

                  All Other Fees: $155,900 for all other matters, which were primarily related to tax compliance and consulting and audits of pension plans.

DIRECTOR COMPENSATION

         Directors who are not employed by or consultants to the Company receive an annual retainer of $4,000 and fees of $1,500 for each Board of Directors meeting attended and $500 for each committee meeting attended in person or by telephone conference that is not held in conjunction with a Board of Directors meeting. Non-employee directors are also reimbursed for expenses incurred in attending meetings in person or by telephone conference.

EXECUTIVE OFFICERS

         The following table sets forth the names, ages and positions of the persons who are not directors and who are executive officers of the Company:

                     NAME                                     AGE          POSITION
                     ----                                     ---          --------
           Alfonso Bocaletti..............................     58      Vice President
           Ian W. Boyle...................................     65      Vice President
           Bastiaan G. de Zeeuw...........................     43      Vice President
           Thomas M. Forshee..............................     55      Vice President Sales
           Christopher L. Haines..........................     56      Vice President Marketing
           Ranvir B. Mohindra.............................     52      Vice President Technical Services
           Jack M. Nolingberg.............................     68      Vice President Industrial Relations
           Paul R. Stevens................................     48      Vice President
           David E. Van Oss...............................     52      Vice President Commodity & International
           Richard F. Vincent.............................     64      Vice President Manufacturing Operations
           Elizabeth B. Woodard...........................     48      Vice President, General Counsel and Secretary

         Alfonso Bocaletti, Ian W. Boyle, Thomas M. Forshee, Christopher L. Haines, Ranvir B. Mohindra, Jack M. Nolingberg, Paul R. Stevens, David E. Van Oss, Richard F. Vincent and Elizabeth B. Woodard have each served in their respective positions with the Company set forth in the foregoing table for over five years. Bastiaan G. de Zeeuw became Vice President in October 1997, and prior to that time, served as financial controller for a subsidiary of the Company for over five years.

         The executive officers serve at the pleasure of the Board of Directors.

         COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION+

         The following report has been provided by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors. This report summarizes the Company's current overall compensation philosophy and program objectives. Detailed descriptions of the Company's compensation programs are provided as well as the bases for the Company's fiscal 2001 compensation for the Company's named executive officers, including the Chief Executive Officer ("CEO").

         Overall Objectives of the Executive Compensation Program

         The Company's executive compensation philosophy and program objectives primarily are directed by two guiding principles. First, the program is intended to provide competitive levels of compensation, at expected levels of performance, in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and stockholders so that a significant portion of each executive's compensation is directly linked to maximizing stockholder value.

         In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. The Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance.

         The executive compensation program has been structured with three primary components: base salary, annual incentives (i.e. bonus plan), and long-term incentives (i.e. stock options). The following sections of this report describe the Company's plans by component of compensation and discuss how each component relates to the Company's overall executive compensation philosophy.

         In this report, reference is made to the use of competitive market data as a criterion for establishing targeted compensation levels. The Company targets the market 50th percentile for its total compensation program. The Company utilizes published survey data and data obtained from independent consultants for general industry and food industry companies similar in size to the Company. The published surveys include data on over 100 companies of comparable size to the Company, as measured by revenues.

         Base Salary Program

         The Company's base salary program is based on a philosophy of providing base compensation levels at or near the market 50th percentile. The Company periodically reviews its executive compensation levels to assure consistency with the external market. The Company believes it is important to provide competitive salaries over time in order to attract and retain talented executives.

         Annual base salary adjustments for the Company are based on several factors: general levels of market salary increases, individual performance, competitive base salary levels and the Company's overall financial results. For purposes of determining base salary adjustments, the Company reviews performance qualitatively, considering total stockholder returns, the level of earnings, and each individual's contributions. These criteria are assessed qualitatively and are not weighted. All base salary adjustments are based on a philosophy of pay-for-performance and an individual's value to the Company. As a result, employees with higher levels of performance sustained over time will be paid correspondingly higher salaries.

         All the Company's named executive officers, including the CEO, received a base salary increase of approximately the 4.0% to 4.5% range in fiscal 2001. This base salary increase was based on general market movement of executive base salaries and a qualitative assessment (based on the factors discussed above) that the named executive officers' performances met the Committee's expectations.

---------------
+ Notwithstanding filings by the Company with the Securities and Exchange Commission ("SEC") that have incorporated or may incorporate by reference other SEC filings (including this Proxy Statement) in their entirety, this Committee Report shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.

     Annual Bonus Plan

         The Company's annual bonus plan is intended to (a) reward key employees based on Company and individual performance, (b) motivate key employees and (c) provide competitive cash compensation opportunities to plan participants. Under the annual bonus plan, target award opportunities vary by individual position and are expressed as a percent of base salary consistent with the market 50th percentile award levels. The amount a particular executive may earn is directly dependent on the individual's position, responsibility and ability to impact the Company's financial success.

         The annual bonus plan consists of two key components. First, 60% of the award opportunity is tied to corporate profitability relative to an annual profit plan. Second, the remainder of the award opportunity is tied to a qualitative assessment of individual performance. Actual awards payable under the plan vary based on both profitability and individual performance. For fiscal 2001, there was a shortfall in meeting the annual profit plan. Accordingly, the award based upon corporate profitability for all named executive officers, including the CEO, was zero. All named executive officers, including the CEO, did receive an award based on a qualitative assessment of individual performance and each of them received in the upper range of his qualitative award opportunity.

     Long-Term Incentive Plan

         The Company's Long-Term Incentive Plan ("LTIP") is designed to focus executive efforts on the long-term goals of the Company and to maximize total return to stockholders. The long-term incentive device used by the Committee is stock options.

         Stock options align the interests of employees and stockholders by providing value to the executive through stock price appreciation only. All stock options granted in fiscal 2001 have a ten year term before expiration and are fully exercisable within nine years of the grant date.

         Stock option grants were made to key executives in fiscal 2001, and it is anticipated that stock option awards will be made periodically at the discretion of the Committee in the future. The Company's aggregate stock option grant levels approximate the market 50th percentile. The number of shares actually granted to individual participants was based on the individual's position and level of responsibility within the Company. These factors were assessed subjectively and are not weighted.

         The Committee granted 10,000 stock options at 100% of fair market value to the CEO in fiscal 2001. 50% of these options vests equally over a five-year period beginning one year from the date of the grant; the other 50% vests equally over a five-year period upon achievement of certain corporate profitability standards determined by the Committee.

     Section 162(m)

         Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), public companies are precluded from receiving a tax deduction on compensation paid to executive officers in excess of $1,000,000. The Company anticipates that all of its stock option grants satisfy the requirements of
Section 162(m). None of the named executive officers have had cash compensation in excess of $1,000,000 in fiscal 2001.

                     Compensation and Stock Option Committee

                         Thomas B. Walker, Jr., Chairman
                                 E. James Lowrey
                                 Patrick W. Rose

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 2001, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation and Stock Option Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation and Stock Option Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

CERTAIN TRANSACTIONS

         Frank A. Godchaux III was formerly employed as an executive officer of the Company until his retirement as such in 1984. On February 1, 2001, the Company and Mr. F.A. Godchaux amended an agreement pursuant to which he provides consulting services to the Company so that the annual fee of $90,000 payable to him was reduced to $65,000. For fiscal 2001, Mr. F.A. Godchaux received compensation of $79,583 under the agreement which is terminable annually by the Company.

         From time to time, the Company charters an airplane owned by Frank A. Godchaux III for business use. In fiscal 2001, Mr. F.A. Godchaux was paid $193,132 for the use of the airplane.

         Charles R. Godchaux was formerly employed as an executive officer of the Company until his retirement as such in June 1994. After Mr. C.R. Godchaux's retirement, he entered into an agreement to provide consulting services to the Company for an annual fee of $140,000 which was reduced to $45,000 on February 1, 2001. Mr. C.R. Godchaux received compensation of $100,417 for fiscal year 2001 under the consulting agreement.

         On November 20, 2000, the Company purchased 59,800 shares of Common Stock from Live Oak Foundation, a private charitable foundation (the "Foundation"), under the Company's stock repurchase program for $1,024,075. Mr. F.A. Godchaux and Mr. C.R. Godchaux are the principal contributors to the Foundation.

         From time to time, the Company makes rice purchases from Godchaux Bros., an entity in which Frank A. Godchaux Ill and Charles R. Godchaux each owns a 50% interest. Such purchases, all of which were made at market prices, amounted to $59,850 in fiscal 2001.

         The Company paid $2,061,192 in fiscal 2001 to W. Elton Kennedy, a director of the Company, or entities controlled by Mr. Kennedy, and $16,144 to an entity in which Mr. Kennedy is a participant, for rice purchases at market prices.

         The Company and Kennedy Rice Dryers, Inc., a corporation in which Mr. Kennedy is the principal stockholder, director and officer, each owns a 50% interest in South Lafourche Farm Partnership (the "Partnership"). During fiscal 2001, the Partnership paid $25,263 in management fees to Delta Land and Farm Management Company, Inc., a corporation in which Mr. Kennedy is a stockholder, director and officer. The Company and Mr. Kennedy are each contingently liable on a promissory note in the principal amount of $1,985,000 payable by the Partnership to the Farm Credit Bank of Texas.

         Management of the Company believes that the foregoing transactions and those described under "Compensation and Stock Option Committee Interlocks and Insider Participation" were on terms no less favorable to the Company than could normally be obtained from unaffiliated third parties. Except as set forth above, neither the Company nor its affiliates have made loans to, or loan guarantees for, officers or directors, or have engaged in material transactions with officers or directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that during the 2001 fiscal year, Frank K. Godchaux filed a late Form 3 with respect to his election as a director and initial report of ownership of stock.

COMPENSATION TABLES

     The following table sets forth compensation information for the CEO and the four most highly compensated executive officers of the Company during the Company's fiscal years 2001, 2000 and 1999, for services rendered during such years to the Company or any of its subsidiaries.

                                               SUMMARY COMPENSATION TABLE
                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                                                               --------------
                                                                                                   AWARDS
                                                                             ANNUAL            --------------
                                                                          COMPENSATION           SECURITIES
                                                            FISCAL    --------------------       UNDERLYING      ALL OTHER
                  NAME AND PRINCIPAL POSITIONS               YEAR     SALARY        BONUS         OPTIONS      COMPENSATION(1)
                  ----------------------------              -----     ------        -----      --------------  ---------------
           Joseph A. Hafner, Jr...........................   2001     $406,000    $ 77,200       10,000           8,076
             President, Chief Executive Officer and          2000      390,000     183,300       10,000           7,893
             Director                                        1999      374,000     162,700       10,000           7,366

           W. David Hanks.................................   2001     $275,000    $ 41,900        7,500           8,285
             Executive Vice President, Assistant Secretary   2000      264,000      99,300        7,500           7,778
             And Director                                    1999      254,000      87,400        7,500           7,514

           E. Wayne Ray, Jr...............................   2001     $186,000    $ 26,100        7,500           8,915
             Vice President, Chief Financial Officer,        2000      178,000      58,600        7,500           8,627
             Treasurer and Director                          1999      171,000      51,500        7,500           8,363

           Ranvir B. Mohindra.............................   2001     $155,000    $ 16,800        4,000           6,867
             Vice President Technical Services               2000      149,250      49,300        4,000           6,527
                                                             1999      143,500      44,000        4,000           6,205

           Christopher L. Haines..........................   2001     $151,000    $ 17,300        4,000           7,265
             Vice President Marketing                        2000      145,000      47,900        4,000           6,871
                                                             1999      139,500      42,700        4,000           6,508

------------
(1) All other compensation amounts for fiscal 2001 include matching contributions to the Company's Savings Plan of $5,583, $5,792, $5,412, $5,115, and $4,983 and premiums for executive life insurance of $2,493, $2,493, $3,503, $1,752 and $2,282 for Messrs. Hafner, Hanks, Ray, Mohindra, and Haines respectively.

     The following tables present certain information for the fiscal year ended July 1, 2001 with respect to stock option grants made to the individuals named in the Summary Compensation Table above.

                                          OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                            INDIVIDUAL GRANTS(1)                     POTENTIAL REALIZABLE
                                                  --------------------------------------               VALUE AT ASSUMED
                                                               PERCENT OF                                ANNUAL RATES
                                                  NUMBER OF   TOTAL OPTIONS                             OF STOCK PRICE
                                                  SECURITIES   GRANTED TO     EXERCISE                   APPRECIATION
                                                  UNDERLYING    EMPLOYEES     PRICE PER  EXPIRATION    FOR OPTION TERMS(2)
                    NAME                            OPTIONS   IN FISCAL 2001    SHARE       DATE        5%            10%
                    ----                          ----------- --------------  ---------  ----------  -------       ---------
           Joseph A. Hafner, Jr.                    10,000       4.16%        $16.500     8/30/10     $103,768     $262,968
           W. David Hanks                            7,500       3.12%        $16.500     8/30/10     $ 77,826     $197,226
           E. Wayne Ray, Jr.                         7,500       3.12%        $16.500     8/30/10     $ 77,826     $197,226
           Ranvir B. Mohindra                        4,000       1.67%        $16.500     8/30/10     $ 41,507     $105,187
           Christopher L. Haines                     4,000       1.67%        $16.500     8/30/10     $ 41,507     $105,187

----------
(1)  240,150 stock options were granted in fiscal 2001.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

         The following tables present certain information for the fiscal year ending July 1, 2001 with respect to stock option grants made to the individuals named in the Summary Compensation Table above. The Company granted 240,150 stock options in the fiscal year ending July 1, 2001.

                                                                               NUMBER OF
                                                                               SECURITIES        VALUE OF
                                                                               UNDERLYING        UNEXERCISED
                                                                               UNEXERCISED      IN-THE-MONEY
                                                                             OPTIONS/SARS AT    OPTIONS/SARS
                                                   SHARES                       FY-END (#)     AT FY-END($)(1)
                                                 ACQUIRED ON     VALUE        EXERCISABLE/      EXERCISABLE/
                    NAME                          EXERCISE(#)  REALIZED($)   UNEXERCISABLE     UNEXERCISABLE
                    ----                         ------------  -----------   -------------    ---------------
           Joseph A. Hafner, Jr..................    -             -         32,230/37,770    $136,557/$29,693
           W. David Hanks........................    -             -         15,750/27,750    $ 47,588/$21,750
           E. Wayne Ray, Jr......................    -             -         24,750/27,750    $102,938/$21,750
           R.B. Mohindra.........................    -             -         12,700/14,800    $ 51,825/$11,600
           C.L. Haines...........................    -             -          9,700/14,800    $ 33,375/$11,600

--------
(1) Value of the exercisable and unexercisable options is calculated on the basis of the difference between the option exercise price and $18.15, the closing market price of the Common Stock as reported by NASDAQ on June 29, 2001 (the last business day before the fiscal year end).

RETIREMENT PLAN

         The Company maintains a qualified Retirement Plan (the "Retirement Plan") that covers all United States employees of the Company, including the executive officers, who have completed one year of service and attained the age of 21. Normal retirement benefits, payable upon retirement at age 65, equal the sum of the employee's annual retirement benefits accumulated on June 30, 1989 (the "June 30, 1989 Accrued Benefit"), if any, plus an annual benefit equal to 2% of the employee's cumulative compensation after June 30, 1989. The June 30, 1989 Accrued Benefit is determined by multiplying 2% of the employee's average compensation for the highest five consecutive years prior to June 30, 1989 by the employee's years of credited service at age 65 (not to exceed 35 years) and subtracting from this amount 1% of the employee's estimated Social Security benefits multiplied by the employee's years of credited service at age 65 (not to exceed 30 years), prorated to reflect service through June 30, 1989 only. For years beginning on or after July 1, 1989 and prior to July 1, 1994, compensation on which the Retirement Plan benefits are calculated is limited to $200,000 per year as adjusted in accordance with the Code, and for years beginning on or after July 1, 1994, $150,000 per year as adjusted in accordance with the Code.

         In order to provide additional retirement benefits to employees whose benefits under the Retirement Plan are limited by restrictions imposed by the Code, including annual benefit limitations and the compensation limitations described above ("Code Limitations"), the Company adopted a Benefit Restoration Plan (the "Benefit Restoration Plan") effective December 1, 1988 for the benefit of designated officers ("Initial Participants") and for other executive employees who may be designated as participants after December 1, 1988 ("New Participants"). There are five Initial Participants, Messrs. Hafner, Hanks, Ray, Mohindra and Haines. Under the Benefit Restoration Plan, the retirement benefit payable at age 65 is equal to the excess of:

         (a) in the case of New Participants,

                  (i) the benefit that would have been payable under the Retirement Plan in accordance with the formula described above in the first paragraph, but without Code Limitations, over

                  (ii) the benefit actually payable under (A) the Retirement Plan (which takes into account the Code Limitations), and (B) the Company's Management Security Program, described below, taken together; and

         (b) in the case of Initial Participants,

                  (i) 2% of the employee's average compensation for the five consecutive years prior to the employee's retirement multiplied by the employee's years of credited service (not to exceed 35 years) minus 1% of the employee's estimated Social Security benefits multiplied by the employee's years of credited service (not to exceed 30 years), over

                  (ii) the sum of (A) the benefit determined under the formula set forth in paragraph (b)(i) above, but limited by the Code Limitations as in effect on June 30, 1989 (to be indexed in subsequent years), and (B) the benefit actually payable under the Company's Management Security Program, taken together.

         The Management Security Program was established by the Company in 1975 to provide supplemental retirement income benefits to designated employees based on an individualized formula. The Management Security Program was frozen in 1977 and no participants have been added or benefits increased since that time. There is currently one retired employee receiving benefits under the Management Security Program, and four active employees covered by it, including Messrs. Hafner, Hanks and Ray.

         The total estimated annual benefits under the Retirement Plan, the Benefit Restoration Plan, and the Management Security Program, taken together, payable upon retirement at age 65 in a life annuity form are: $406,700 for Mr. Hafner; $200,600 for Mr. Hanks; $127,700 for Mr. Ray; $97,100 for Mr. Mohindra, and $93,800 for Mr. Haines. Other forms of benefit payment may be available or operative under such plans.

PERFORMANCE GRAPH

         The following performance graph provided by Research Data Group compares the performance of the Company's Common Stock to the S & P Mid-Cap 400 Index and a Peer Group Index on the last day of each fiscal year through the end of fiscal 2001 and beginning June 30, 1996. The Peer Group Index consists of companies of similar market capitalization to the Company in the food industry and is composed of Dean Foods Company, International Multifoods Corporation, Interstate Bakeries Corporation, Lance, Inc., Ralcorp Holdings, Inc. and Sensient Technologies Corporation. The performance graph assumes that $100 was invested on June 30, 1996 in the Company's Common Stock and on June 30, 1996 in the indices and that dividends are reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
               AMONG RIVIANA FOODS INC., THE S&P MIDCAP 400 INDEX
                                 AND PEER GROUP

                                    [GRAPH]

                                                Cumulative Total Return
                       -------------------------------------------------------------------------
                        6/30/96      6/29/97      6/28/98      6/27/99      7/2/00       7/1/01
                       --------     --------     --------     --------     --------     --------



RIVIANA FOODS INC        100.00       131.78       153.94       133.70       126.84       135.64
S & P MIDCAP 400         100.00       123.33       156.81       183.76       214.95       234.02
PEER GROUP               100.00       145.28       178.38       137.53       104.61       132.19

           PROPOSAL NO.2 - RATIFICATION AND APPOINTMENT OF INDEPENDENT
                                   ACCOUNTANTS

         The Board of Directors of the Company has selected Arthur Andersen LLP as its independent public accountants to audit the accounts of the Company for the fiscal year ending June 30, 2002. Arthur Andersen LLP has advised the Company that it will have a representative in attendance at the Annual Meeting who will respond to appropriate questions presented at such meeting.

         Management recommends that the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending June 30, 2002 be ratified by the stockholders. Unless otherwise specified, all properly executed proxies received by the Company will be voted for such ratification.

         THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 2.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

         PROPOSALS AND NOMINATIONS FOR NEXT ANNUAL MEETING

         Any proposals of holders of Common Stock of the Company intended to be presented at the 2002 annual meeting of stockholders of the Company must be received by the Company at 2777 Allen Parkway, Houston, Texas 77019-2141,
Attention: Secretary, no later than May 17, 2002, to be included in the proxy statement relating to that annual meeting.

         Pursuant to the Company's Bylaws, any nomination of other persons to be elected as directors at the Annual Meeting may only be made by a stockholder who
(a) is the record or beneficial owner of at least $1,000 in market value of the Common Stock, (b) has held such Common Stock for at least one year and (c) continues to hold such Common Stock through the date on which the annual meeting is held, and such nomination must be received at the Company's principal business office not less than 120 calendar days in advance of the date of the Company's notice sent to stockholders for the previous year's annual meeting of stockholders. Any nomination of a candidate for director must be accompanied by
(i) a written description of the candidate's qualifications to serve as a director, including all information specified in paragraphs (e) and (f) of Item 401 of Regulation S-K and (ii) a written undertaking by the nominee to serve if elected.

                                      By Order of the Board of Directors

                                      /s/ ELIZABETH B. WOODARD

                                      Elizabeth B. Woodard
                                      Secretary

September 17, 2001

         THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 1, 2001 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

                                                                      APPENDIX A


                               RIVIANA FOODS INC.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

         The Board of Directors of Riviana Foods Inc. shall establish an Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of Riviana and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a committee member. The Committee shall number at least three independent directors and may include all independent directors.

STATEMENT OF POLICY

         The Audit Committee shall provide assistance to the directors in fulfilling their responsibilities to shareholders, potential shareholders, and the investment community with respect to corporate accounting, reporting practices, and quality and integrity of the financial reports of Riviana. In the performance of its responsibilities, the Audit Committee must maintain free and open means of communication between the directors, the independent auditors and executive and financial management. The Audit Committee shall have full access, without restriction, to all information which it believes in its judgment, is required to fulfill its responsibilities.

RESPONSIBILITIES

         In executing its responsibilities, the Audit Committee's policies and procedures should be flexible in order to best react to changing conditions, and to insure that the accounting and reporting practices of Riviana are in accordance with all applicable requirements.

     In carrying out its responsibilities, the Audit Committee shall meet at least three times annually to perform the following procedures:

      o Review and recommend to the Directors the independent auditors to be selected to audit the consolidated financial statements of Riviana Foods Inc. and its divisions and subsidiaries. The independent auditors are accountable to the Board of Directors and the Audit Committee as shareholder representatives.

      o Meet with the independent auditors and executive and financial management to review the scope of the proposed audit for the ensuing fiscal year including the audit procedures to be employed. At the conclusion of the audit, review the results with the independent auditors, including any comments or recommendations.

      o Review with the independent auditors and executive and financial management the adequacy and effectiveness of Riviana's accounting and financial controls. Elicit any recommendations for the improvement of such controls, including particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. The Committee should review periodically Riviana's Code of Business Conduct, including the results of the auditors' review of operating company compliance with the Code.

      o Review before they are released to the public, the financial statements contained in the annual report to shareholders with executive and financial management and the independent auditors to determine that they are satisfied with the disclosures and content of the financial statements to be submitted to the shareholders. Review any changes in accounting principles for propriety.

      o Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without the presence of executive or financial management. Among the matters to be discussed in these meetings are the independent auditors' evaluation of Riviana's financial and accounting personnel, and the extent of cooperation that the independent auditors received during their examination.

      o Review the quality and sufficiency of the accounting and financial resources required to meet the financial and reporting objectives as determined by the Audit Committee. Review the succession planning process for the accounting and financial areas.

      o Submit the minutes of all meetings of the Audit Committee to, or orally report the matters discussed at each committee meeting with, the Board of Directors.

      o Require that the independent auditors conduct a SAS 71 Interim Financial Review before the company files its Form 10-Q.

      o Require the independent auditors to provide a formal written statement that delineates all relationships between the independent auditor and Riviana. The Audit Committee also must ensure, through communicating with the independent auditor, that no relationship or services will impact the auditor's objectivity.

      o Investigate any matter brought to its attention within the scope of its duties. The Audit Committee shall have the power to retain outside counsel and/or advisors, including a public accounting firm other than the current independent auditor, if, in its judgment, that is appropriate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH BELOW AND     PLEASE MARK
"FOR" PROPOSAL 2 BELOW.                                                            YOUR VOTES AS  [X]
                                                                                   INDICATED IN
                                                                                   THIS EXAMPLE

PROPOSAL 1: ELECTION OF DIRECTORS              (INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nominee's name in the
                                                             list below.)

 FOR the nominees            WITHHOLD          01 Frank A. Godchaux III  02 Charles R. Godchaux  03 Frank K. Godchaux
listed to the right         AUTHORITY          04 Joseph A. Hafner, Jr.  05 W. David Hanks       06 W. Elton Kennedy
(except as marked   to vote for all nominees   07 E. James Lowrey        08 Theresa G. Payne     09 E. Wayne Ray, Jr.
 to the contrary)      listed to the right     10 Patrick W. Rose11      11 Thomas B. Walker, Jr.
     [ ]                       [ ]

PROPOSAL 2: TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSON LLP AS THE         3: In their discretion, on such other matters as may
COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING         properly come before the 2001 Annual Meeting of
JUNE 30, 2002                                                               Stockholders or any adjournment(s) thereof; all as
                                                                            more particularly described in the Proxy Statement,
              FOR      AGAINST       ABSTAIN                                receipt of which is hereby acknowledged.
              [ ]        [ ]           [ ]
                                                                            This proxy, when properly executed, will be voted in
                                                                            the manner directed herein by the undersigned
                                                                            shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY
                                                                            WILL BE VOTED "FOR" THE BOARD OF DIRECTOR NOMINEES AND
                                                                            PROPOSAL 2. All prior proxies are hereby revoked.


                                                                            -----------------------------------------------------

                                                                            -----------------------------------------------------
                                                                                                   Signature(s)
                                                                            Dated:                                         , 2001
                                                                                  -----------------------------------------

                                                                            (Please sign exactly as your name appears hereon.
                                                                            When signing as attorney, executor, administrator,
                                                                            trustee, guardian, etc., give full title as such. For
                                                                            joint accounts, each joint owner should sign.)

                                                                            PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE
                                                                            PROXY CARD USING THE ENCLOSED ENVELOPE.



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

PROXY                                                                      PROXY

                               RIVIANA FOODS INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Riviana Foods Inc. (the "Company") hereby appoint JOSEPH A. HAFNER, JR. and W. DAVID HANKS and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company to be held at the Riviana Building, Plaza 1, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., Central Time on Wednesday, October 17, 2001 and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to vote if personally present.


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